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                               ALLAIRE CORPORATION

                       NONSTATUTORY STOCK OPTION AGREEMENT


     This is a NONSTATUTORY STOCK OPTION AGREEMENT between Allaire Corporation, a Delaware corporation (the "Company"), and the optionee (the "Optionee") identified on the Notice of Grant of Stock Options to which this Agreement is attached and which is incorporated into this Agreement by reference (the "Notice").

     WHEREAS, the Company desires to afford the Optionee an opportunity to purchase snares of Common Stock of the Company, par value $.01 per share (the "Shares"), according to the terms set forth herein.

     NOW THEREFORE, the parties hereto hereby agree as follows:

     1. GRANT OF OPTION. Subject to the terms of this Agreement, the Company hereby grants to the Optionee the right and option (the "Option") to purchase the number of Shares specified in the Notice, on the terms and conditions hereinafter set forth. The Option is not intended by the Company to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. PURCHASE PRICE. The purchase price of each of the Shares subject to the Option shall be the exercise price per share specified in the Notice.

     3.   OPTION PERIOD.

          (a) Subject to the provisions of Sections 5 and 6 of this Agreement, the Option shall become exercisable as to the number of Shares and on the dates specified in the exercise schedule in the Notice. The exercise schedule shall be cumulative; thus, to the extent the Option has not already been exercised and has not expired, terminated or been canceled, the Optionee may at any time, and from time to time, purchase all or any portion of the Shares then purchasable under the exercise schedule. Notwithstanding the foregoing or any other provision herein to the contrary, the Option shall become immediately exercisable:

               (i) upon the occurrence of the death, Disability (as defined below) or Retirement (as defined below) of the Optionee as provided in paragraph b(a) of this Agreement; or

               (ii) in the event that the Compensation Committee of the Company's Board of Directors (the "Committee") shall notify the Optionee pursuant to paragraph 5(b) that the Option shall be canceled at the time of, or immediately prior to the occurrence of a Fundamental Change (as defined below).

          (b) The Option and all rights to purchase Shares thereunder shall cease on the earliest of:

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               (i)  the expiration date specified in the Notice (which date shall not be more than ten years after the date of this Agreement);

               (ii) the expiration of the period after the termination of the Optionee's employment (as defined below) within which the Option is exercisable as specified in paragraph 5(a) or 5(b), whichever is applicable; or

               (iii) the date, if any, fixed for cancellation pursuant to paragraph 6(b) hereof.

Notwithstanding any other provision in this Agreement, in no event may anyone exercise the Option, in whole or in part, after its original expiration date.

     4.   MANNER OF EXERCISING OPTION.

          (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by delivering written notice of exercise to the Company at its principal executive office, to the attention of its Chief Financial Officer. The notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person exercising the Option. If the person exercising the Option is not the Optionee, he or she also shall send with the notice appropriate proof of his or her right to exercise the Option.

          (b) The notice of exercise shall be accompanied by payment (by check, bank draft or money order payable to the Company) of the full purchase price of the Shares being purchased. Alternatively, if cashless exercises are permitted by the Committee, such notice may be accompanied by certificates for unencumbered Shares having an aggregate Fair Market Value (as defined below) on the date of exercise equal to the purchase price of the Shares to be purchased or a combination of cash and such unencumbered Shares in the amount of such purchase price. The Optionee shall duly endorse in blank all certificates delivered to the Company pursuant to this subparagraph and shall represent and warrant in writing that he or she is the owner of the Shares so delivered free and clear of all liens, security interests and other restrictions or encumbrances. Notwithstanding the other terms and conditions of this subparagraph, the Optionee shall not be permitted to pay any portion of the purchase price of the Shares being purchased with Shares if the Committee believes that payment in such manner could have an adverse effect on the Company's financial statements.

          (c) As soon as practicable after receipt of the purchase price provided for above, the Company shall deliver to the person exercising the Option, in the name of the Optionee or his or her estate or heirs, as the case may be, a certificate or certificates representing the Shares being purchased. The Company shall pay all original issue or transfer taxes, if any, with respect to the issue or transfer of the Shares to the person exercising the Option and all fees and expenses necessarily incurred by the Company in connection therewith. All Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required, upon the exercise of this option or any part thereof, to issue or deliver any Shares prior to the completion of such registration or other

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qualification of such Shares under any State law, rule or regulation as the
Company shall determine to be necessary or desirable.

     5.   EXERCISABILITY OF OPTION AFTER TERMINATION OF EMPLOYMENT.

          (a) During the lifetime of the Optionee, the Option may be exercised only while the Optionee is employed by the Company or a parent or subsidiary thereof, and only if the optionee has been continuously so employed since the date of this Agreement. except that:

               (i) if the Optionee is not a Non-employee Director (as defined below), the Option shall continue to be exercisable for three months after termination of the Optionee's employment but only to the extent that the Option was exercisable immediately prior to the Optionee's termination of employment, and if the Optionee is a Non-employee Director, the Option shall continue to be exercisable after the Optionee ceases to be a director of the Company for the term of the Agreement, but only to the extent that the Option was exercisable immediately prior to the Optionee's ceasing to be a director;

               (ii) in the event of the Optionee's employment terminates due to Disability, the Optionee or his or her legal representative may exercise the Option within five years after the termination of the Optionee's employment;

               (iii) in the event the Optionee's employment terminates due to Retirement, the Option shall continue to be exercisable for three months after the Optionee's Retirement; and

               (iv) if the Optionee's employment terminates after the Committee notifies the Optionee pursuant to paragraph 6(b) that the option shall be canceled, the Optionee may exercise the Option at any time permitted by paragraph 6(b).

          (b) In the event of the Optionee's death prior to expiration of the Option, the legal representative, heirs or legatees of the Optionee's estate or the person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option within five years after the death of the Optionee.

          (c) Neither the transfer of the Optionee between any combination of the Company, its parent and any subsidiary of the Company, nor a leave of absence granted to the Optionee and approved by the Committee, shall be deemed a termination of employment. The terms "parent" and "subsidiary" as used herein shall have the meaning ascribed to "parent corporation" and "subsidiary corporation," respectively, in Sections 425(e) and (f) (or successor provisions) of the Code.

     6.   ACCELERATION OF OPTION.

          (a) Death Disability or Retirement. If paragraph 6(a)(ii) 5(a)(iii) or 5(b) of this Agreement is applicable, the Option, whether or not previously exercisable, shall become immediately exercisable in full if the Optionee shall have been employed continuously by the

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Company or a parent or subsidiary thereof between the date the Option was granted and the date of such Disability or, in the event of death, a date not more than three months prior to such death.

          (b) Fundamental Change. In the event of a proposed Fundamental Change (as defined blow) involving a merger, consolidation or statutory share exchange, the Committee may, but is not obligated to, provide for the issuance of a Substitute Option (as defined below). If the Committee does not provide for a Substitute Option, the Option will be first accelerated and then canceled in accordance with this paragraph 6(b). In the event of a proposed Fundamental Change involving a liquidation or dissolution, the Option will be first accelerated and then canceled in accordance with this paragraph 6(b).

               (i) Notice of Cancellation and Acceleration of Canceled Options. If the option is to be canceled, the Committee shall provide written notice to the Optionee of the impending cancellation not less than 20 days prior to the occurrence of the Fundamental Change. During the 20 days preceding the Fundamental Change, the Option shall be exercisable in full and the Optionee shall have the right to exercise the Option as to all or any part of the Shares covered by the Option.

               (ii) Payment in Respect of Canceled Options. The Option, to the extent not then exercised, will be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change. For each Share covered by the canceled Option, the Company will pay to the Optionee, within twenty days after the Fundamental Change, cash equal to the amount, if any, by which the Fair Market Value per Share exceeds the exercise price per Share covered by the option. For this purpose, the "Fair Market Value" per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

               (iii) Substitute Options. If the Committee makes provision for the issuance of a Substitute Option, the Option will expire upon such issuance, and will not be accelerated or canceled pursuant to this paragraph 6(b).

     7. LIMITATION ON TRANSFER. During the lifetime of the Optionee, only the Optionee or his or her guardian or legal representative may exercise the Option. The Optionee shall not assign or transfer the Option otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder, and the Option shall not be subject to pledge, hypothecation, execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option, shall be null and void.

     8. SHAREHOLDER RIGHTS BEFORE EXERCISE. The Optionee shall have none of the rights of a shareholder of the Company with respect to any Share subject to the option until the Share is actually issued to him or her upon exercise of the Option.

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     9.   ADJUSTMENTS. The Committee may in its sole discretion make appropriate adjustments in the number of Shares subject to the Option and in the purchase price per Share to give effect to any adjustments made in the number of outstanding Shares of the Company through a merger or consolidation (that is not a Fundamental Change) or a recapitalization, reclassification, combination, stock dividend, stock split or other relevant change, provided that fractional Shares shall be rounded to the nearest whole share.

     10. TAX WITHHOLDING. The parties hereto recognize that the Company or a parent or subsidiary thereof may be obligated to withhold federal and state income taxes and social security or other taxes upon the Optionee's exercise of the Option. The Optionee agrees that, at the time he or she exercises the Option, if the Company or a parent or subsidiary thereof is required to withhold such taxes, he or she will promptly pay in cash upon demand to the Company, or the parent or subsidiary having such obligation, such amounts as shall be necessary to satisfy such obligation; provided, however, that in lieu of all or any part of such a cash payment, the Board may, but shall not be required to, permit the Optionee to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Optionee's full FICA and federal, state and local income tax with respect to income arising from the exercise of the Option, through a reduction of the number of Shares delivered to the Optionee or through a subsequent return to the Company of Shares delivered to the Optionee.

     11. LOCK UP AGREEMENT. Optionee agrees that, upon the request of the Company or the managing underwriter(s) in connection with a Section 12 Registration (as defined below), for a period of time (not to exceed 180 days) from the effective date of the Section 12 Registration, Optionee (or any transferee of permitted under this Agreement) shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the Company's Stock owned or controlled by it; provided, however, that, at the time of the request, the Optionee is an officer or director of the Company or the Optionee holds (assuming exercise of all options and warrants, and the conversion of all convertible securities held by the Optionee, to the extent then exercisable or convertible) an aggregate number of shares of the Company's Common Stock (or equivalent) equal to at least one percent (1%) of the total number of shares of the Company's Common Stock then issued and outstanding.

     12. INTERPRETATION OF THIS AGREEMENT. All decisions and interpretations made by the Committee with regard to any question arising under this Agreement shall be binding and conclusive upon the Company and the Optionee.

     13. DISCONTINUANCE OF EMPLOYMENT. This Agreement shall not give the Optionee a right to continued employment with the Company or any parent or subsidiary thereof, and the Company or any such parent or subsidiary thereof employing the Optionee may terminate his or her employment and otherwise deal with the Optionee without regard to the effect it may have upon him or her under this Agreement.

     14. DEFINED TERMS USED IN THIS AGREEMENT. The capitalized terms used in this Agreement have the following meanings.

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          (a)  "Disability" means the disability of an Optionee such that the
Optionee is considered disabled under any retirement plan of the Company that is qualified under Section 401 of the Code, or as otherwise determined by the Committee.

          (b) "Non-employee Director" means a member of the Board who is considered a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

          (c) "Employee" means any full-time or part-time employee (including an officer or director who is also an employee) of the Company. "Employee" also includes other individuals and entities who are not "employees" of the Company but who provide services to the Company in the capacity of a member of the Company's Board of Directors or as an independent contractor. References in this Agreement to "employment" and related terms shall include the providing of services in any such capacity.

          (d) "Fair Market Value" as of any date means. unless otherwise expressly provided in this Agreement:

               (i) the closing sale price of a Share (A) on The Nasdaq Stock Market, or (B) if the Shares are not traded on the Nasdaq Stock Market, on the composite tape for New York Stock Exchange ("NYSE") listed shares, or (C) if the Shares are not quoted on the NYSE composite tape, on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed, in any case on the date immediately preceding that date, or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, or

               (ii) if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date.

However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, all references in this paragraph to the "date immediately preceding that date" shall be deemed to be references to "that date."

          (e) "Fundamental Change" means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

          (f) "Retirement" means termination of employment on or after age 55, provided the Employee has been employed by the Company and/or one or more Affiliates for at least ten years, or termination of employment on or after age 62, provided in either case that the Employee has given the Company at least six months' prior written notice of such termination, or as otherwise determined by the Committee.

          (g) "Section 12 Registration" means the date on which the Company first registers a class of its equity securities under Section 12 of the Securities Act of 1933, as amended.

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          (h)  "Substitute Option" means an option to purchase voting common stock of the corporation surviving the merger. consolidation or share exchange (or, if appropriate, the Parent or such surviving corporation) appropriate to protect the rights of the Optionee under this Option.

     15. GENERAL. The Company shall at all times during the term of this Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement. This Agreement shall be binding in all respects on the Optionee's heirs, representatives, successors and assigns. This Agreement is entered into under the laws of the Commonwealth of Massachusetts and shall be construed and interpreted thereunder.


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